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                                   EXHIBIT 3.7

         Amended and Restated By-laws of the Registrant, as amended on December 30, 1996
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                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                       CHINA RESOURCES DEVELOPMENT, INC.

                              ARTICLE I. - OFFICES

                  The office of the Corporation shall be located in any City and State designated by the Board of Directors. The Corporation may also maintain other offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                           ARTICLE II. - STOCKHOLDERS

1.       ANNUAL MEETING.

                  The annual meeting of the stockholders shall be held if called by the Board of Directors within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

2.       SPECIAL MEETINGS.

                  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.       PLACE OF MEETING

                  The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.       NOTICE OF MEETING

                  Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than fifty 50 days before the date of the meeting, either personally or by mail, by or at the direction of

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the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.       CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

                  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 15 days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 45 days and, in case of a meeting of stockholders, not less than 15 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.       QUORUM.

                  At any meeting of stockholders 50% of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.


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7.       PROXIES.

                  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

8.       VOTING

                  Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by majority vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

                       ARTICLE III. - BOARD OF DIRECTORS

1.       GENERAL POWERS.

                  The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.       NUMBER, TENURE AND QUALIFICATIONS.

                  The number of directors of the corporation shall be a minimum of three and a maximum of twenty-five. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.       REGULAR MEETINGS.

                  A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.       SPECIAL MEETINGS.

                  Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may

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fix the place for holding any special meeting of the directors called by them.

5.       NOTICE

                  Notice of any special meeting shall be given at least 5 days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except wherein a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.       QUORUM

                  At any meeting of the directors a majority of the directors shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.       MANNER OF ACTING

                  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.       NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

                  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exits. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9.       REMOVAL OF DIRECTORS

                  Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

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10.      RESIGNATION

                  A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.      COMPENSATION

                  No compensation shall be paid to directors, as such, for their services, by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.      PRESUMPTION OF ASSENT

                  A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.      EXECUTIVE AND OTHER COMMITTEES

                  The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

                             ARTICLE IV. - OFFICERS

1.       NUMBER

                  The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors. Any two or more offices may be held by the same person.

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2.       ELECTION AND TERM OF OFFICE

                  The officers of the corporation to be elected by the directors shall be elected at a meeting of the directors held when determined by the directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.       REMOVAL

                  Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.       VACANCIES

                  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5.       SALARIES

                  The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

               ARTICLE V. - CONTRACTS, LOANS, CHECK AND DEPOSITS

1.       CONTRACTS

                  The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.       LOANS

                  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.       CHECKS, DRAFTS, ETC.

                  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers,

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agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.       DEPOSITS

                  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

            ARTICLE VI. - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.       CERTIFICATES FOR SHARES

                  Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled; except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.       TRANSFERS OF SHARES

                  (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

                  (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                           ARTICLE VII. - FISCAL YEAR

                  The fiscal year of the corporation shall end on the 31st day of December in each year.

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                           ARTICLE VIII. - DIVIDENDS

                  The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                               ARTICLE IX. - SEAL

                  The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal".

                         ARTICLE X. - WAIVER OF NOTICE

                  Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XI. - AMENDMENTS

                  These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of a majority of a quorum of the directors, or by a vote of the stockholders representing a majority of a quorum of all the shares issued and outstanding at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been sent out in a notice of such meeting.

         The By-laws of China Resources Development, Inc. (the "Corporation"), were amended and restated pursuant to (i) a resolution of the Board of Directors of the corporation unanimously adopted at a special meeting of the Board held on November 29, 1996, and (ii) a vote by the shareholders of the corporation holding at least a majority of each class of stock outstanding and entitled to vote, at the annual meeting of shareholders held on December 30, 1996.

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